Exhibit 5.1


[GRAPHIC
OMITTED]
                         SCHUCHAT, HERZOG & BRENMAN, LLC








                                  May 12, 2008

Startech Environmental Corporation
15 Old Danbury Road, Suite 203
Wilton, Connecticut  06897

         Re:      Startech Environmental Corporation
                  Registration Statement on Form S-1
                  SEC File No. 333-145903

Ladies and Gentlemen:

         We have acted as special counsel to Startech Environmental Corporation, a Colorado corporation (the "Registrant"), in connection with certain matters relating to the filing of the above-captioned registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") with respect to the registration for sale and/or resale under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 4,806,391 shares (the "Shares") of common stock, no par value (the "Common Stock"), of the Registrant.

         In connection with the registration of the Shares, we have reviewed copies of the following documents:

          1.   the Registration Statement;

          2. the Articles of Incorporation of the Registrant, as amended to date;

          3.   the Bylaws of the Registrant;

          4. the executed Stock Purchase and Registration Rights Agreement dated July 18, 2003 between the Registrant and Northshore Asset Management, LLC (the "First Northshore SPA");




     1900 Wazee Street, Suite 300, Denver, CO 80202 : Main. 303.295.9700 :
                      Fax. 303.295.9701 : www.shblegal.com


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Startech Environmental Corporation
May 12, 2008
Page 2




          5. the executed Stock Purchase and Registration Rights Agreement dated July 22, 2003 between the Registrant and Northshore Asset Management, LLC, together with the First Amendment and Second Amendment to the Second Northshore SPA dated July 30, 2003 and January 27, 2004, respectively (the "Second Northshore SPA");

          6. the executed Stock Purchase and Registration Rights Agreement dated January 22, 2004 between the Registrant and Ardent Research Partners, L.P. (the "Ardent SPA");

          7. resolutions or other documents evidencing the actions of the Board of Directors of the Registrant relating to transactions contemplated by the First Northshore SPA, the Second Northshore SPA and the Ardent SPA; and

          8. such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

         In rendering this opinion, we have: (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and
(ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

         Based upon the foregoing, we are of the opinion that the Shares included in the Registration Statement are validly issued, fully paid and non-assessable according to the corporate laws of the State of Colorado, including all applicable statutory provisions of the Colorado Business Corporation Act, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

         We do not express any opinion with respect to any law other than the corporate laws of the State of Colorado referred to above. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdiction.

                                            Very truly yours,


                                            /s/ Schuchat, Herzog & Brenman, LLC